UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 19, 2021

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-04802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act          ☐

Item 8.01. Other Events

On August 19, 2021, Becton, Dickinson and Company (the “Company”) announced the early tender results for its tender offers (collectively, the “Tender Offers”) to purchase for cash (i) any and all of the Company’s 2.894% Notes due 2022 (the “2.894% Notes”) and 3.300% Notes due 2023 (the “3.300% Notes” and, together with the 2.894% Notes, the “Any and All Notes”), and (ii) subject to prioritized acceptance levels, series-specific tender caps, if any, and proration, up to $1,285,000,000 aggregate principal amount of the Company’s 3.875% Notes due 2024 (the “3.875% Notes”), 3.734% Notes due 2024 (the “3.734% Notes”) and 3.363% Notes due 2024 (the “3.363% Notes” and, together with the 3.875% Notes and 3.734% Notes, the “Maximum Tender Notes” and the Maximum Tender Notes together with the 2.894% Notes and 3.300% Notes, the “Securities”). On August 19, 2021, the Company also announced the pricing for the Tender Offers. The Tender Offers were made pursuant to an offer to purchase dated August 5, 2021, as amended by the Company’s press release on August 10, 2021 relating to the Tender Offers (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers.

In order to receive the Early Tender Payment (as defined in the Offer to Purchase) for tendering early, holders of Securities must have validly tendered and not validly withdrawn their Securities by 5:00 p.m., New York City time, on August 18, 2021 (the “Early Tender Date”). At the Early Tender Date, holders had tendered and not validly withdrawn approximately $877,602,000 of the $1,535,000,000 aggregate principal amount of outstanding 2.894% Notes, $128,149,000 of the $293,850,000 aggregate principal amount of outstanding 3.300% Notes, $32,719,000 of the $176,330,000 aggregate principal amount of outstanding 3.875% Notes, $688,724,000 of the $1,375,000,000 aggregate principal amount of outstanding 3.734% Notes and $1,378,486,000 of the $1,750,000,000 aggregate principal amount of outstanding 3.363% Notes. Because the aggregate principal amount of 3.734% senior notes due 2024 tendered and not validly withdrawn would exceed the applicable maximum tender subcap and the aggregate principal amount of Maximum Tender Offer Notes tendered and not validly withdrawn would exceed the aggregate maximum tender cap, the Company will not accept for purchase all such Maximum Tender Offer Notes that have been tendered. Rather, the Company will accept Maximum Tender Offer Notes of each applicable series for purchase on a prorated basis. The Company will accept for purchase all Any and All Notes that have been tendered. On August 13, 2021, the Company issued notices of redemption for the Any and All Notes. The Company will redeem any Any and All Notes that are not tendered and accepted in such tenders offers on September 13, 2021 in accordance with the indenture governing the Any and All Notes.

Furnished as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of the August 19, 2021 press releases announcing the early tender results and the pricing of the Tender Offers, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 19, 2021, announcing the early tender results.

99.2	Press Release, dated August 19, 2021, announcing the pricing of the Tender Offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

Date: August 19, 2021	By:	/s/ Gary DeFazio
		Name:	Gary DeFazio
		Title:	Senior Vice President, Corporate Secretary and Associate General Counsel